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                                                                    EXHIBIT 10.1

               SUMMARY OF DIRECTOR CASH COMPENSATION ARRANGEMENTS


         Effective April 1, 2005 each independent director will receive a $50,000 annual retainer, payable quarterly. Members of the Audit Committee of the Board of Directors will receive a $55,000 annual retainer, with the chairman receiving a $62,500 annual retainer, all payable quarterly. All directors will continue to be reimbursed for reasonable expenses incurred in connection with serving as a director.